Exhibit 99.1
Couchbase Announces Third Quarter Fiscal 2025 Financial Results
Santa Clara, Calif., - December 3, 2024 – Couchbase, Inc. (NASDAQ: BASE), the developer data platform for critical applications in our AI world, today announced financial results for its third quarter ended October 31, 2024.
“I’m pleased with the continued operational progress of the entire Couchbase team,” said Matt Cain, Chair, President and CEO of Couchbase. “We delivered top- and bottom-line results that exceeded our outlook, and we achieved another significant milestone with Capella, which now represents 15.1% of our ARR and one third of our customer base. I remain highly confident in our outlook and ability to achieve our objectives in fiscal 2025."
Third Quarter Fiscal 2025 Financial Highlights
•Revenue: Total revenue for the quarter was $51.6 million, an increase of 13% year-over-year. Subscription revenue for the quarter was $49.3 million, an increase of 12% year-over-year.
•Annual recurring revenue (ARR): Total ARR as of October 31, 2024 was $220.3 million, an increase of 17% year-over-year, or 16% on a constant currency basis. See the section titled “Key Business Metrics” below for details.
•Gross margin: Gross margin for the quarter was 87.3%, compared to 88.8% for the third quarter of fiscal 2024. Non-GAAP gross margin for the quarter was 88.2%, compared to 89.5% for the third quarter of fiscal 2024. See the section titled “Use of Non-GAAP Financial Measures” and the tables titled “Reconciliation of GAAP to Non-GAAP Results” below for details.
•Loss from operations: Loss from operations for the quarter was $19.2 million, compared to $17.5 million for the third quarter of fiscal 2024. Non-GAAP operating loss for the quarter was $3.5 million, compared to $5.0 million for the third quarter of fiscal 2024.
•Cash flow: Cash flow used in operating activities for the quarter was $16.9 million, compared to cash flow used in operating activities of $12.7 million in the third quarter of fiscal 2024. Capital expenditures were $0.6 million during the quarter, leading to negative free cash flow of $17.5 million, compared to negative free cash flow of $13.8 million in the third quarter of fiscal 2024.
•Remaining performance obligations (RPO): RPO as of October 31, 2024 was $211.3 million, an increase of 29% year-over-year.
Recent Business Highlights
•Announced Capella AI Services to provide the critical capabilities and tools required for our customers to streamline the development of agentic AI applications. The new AI Services include model hosting, automated vectorization, unstructured data preprocessing and AI agent catalog services, allowing organizations to prototype, build, test and deploy AI agents while keeping models and data close together on one unified platform. Couchbase’s innovation and newest features with AI Services are on display at AWS re:Invent this week.

•Continued to advance the Couchbase platform with three major releases: Capella Columnar which converges operational and real-time analytics; Mobile with vector search which makes it possible for businesses to offer similarity and hybrid search in their applications on mobile and at the edge; and Capella Free Tier, a workspace which empowers developers to work faster.
•Expanded Couchbase's AI partner ecosystem through new and recently introduced integrations with industry leaders including Amazon Bedrock, Azure OpenAI, Google Vertex AI, Haystack, LangChain, LlamaIndex, NVIDIA NIM/NeMo, Unstructured.io, Vectorize and others. These integrations help empower our customers to more easily develop enterprise-class, RAG-based solutions and meet their specific deployment needs.
•Recognized innovative Couchbase customer achievements through the 2024 Customer Impact Awards, demonstrating how leading companies are leveraging Couchbase's technology to transform their operations. For one of the award recipients – a leading software and technology company that powers the global travel industry serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers – Couchbase will enable a distributed, always-on transactional system. Couchbase handles hundreds of thousands of read transactions and more than 1,000 updates per second for this customer.
Financial Outlook

For the fourth quarter and full year of fiscal 2025, Couchbase expects:

	Q4 FY2025 Outlook	FY2025 Outlook
Total Revenue	$52.7-53.5 million	$207.2-208.0 million
Total ARR	$236.5-239.5 million	$236.5-239.5 million
Non-GAAP Operating Loss	$5.7-4.7 million	$20.0-19.0 million
The guidance provided above is based on several assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.
Couchbase is not able, at this time, to provide GAAP targets for operating loss for the fourth quarter or full year of fiscal 2025 because of the difficulty of estimating certain items excluded from non-GAAP operating loss that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call Information
Couchbase will host a live webcast at 1:30 p.m. Pacific Time (or 4:30 p.m. Eastern Time) on Tuesday, December 3, 2024, to discuss its financial results and business highlights. The conference call can be accessed by dialing 877-407-8029 from the United States, or +1 201-689-8029 from international locations. The live webcast and a webcast replay can be accessed from the investor relations page of Couchbase’s website at investors.couchbase.com.

About Couchbase
As industries race to embrace AI, traditional database solutions fall short of rising demands for versatility, performance and affordability. Couchbase is seizing the opportunity to lead with Capella, the developer data platform for critical applications in our AI world. By uniting transactional, analytical, mobile and AI workloads into a seamless, fully-managed solution, Couchbase empowers developers and enterprises to build and scale applications with complete flexibility – delivering exceptional performance, scalability and cost-efficiency from cloud to edge and everything in between. Trusted by over 30% of the Fortune 100, Couchbase enables organizations to unlock innovation, accelerate AI transformation and redefine customer experiences wherever they happen. Discover why Couchbase is the foundation of critical everyday applications by visiting www.couchbase.com and following us on LinkedIn and X.
Couchbase has used, and intends to continue using, its investor relations website and the corporate blog at blog.couchbase.com to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the corporate blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Use of Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures are useful to investors in evaluating our operating performance. We use certain non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. Non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures (provided in the financial statement tables included in this press release), and not to rely on any single financial measure to evaluate our business.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss and non-GAAP net loss per share: We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense, employer payroll taxes on employee stock transactions, restructuring charges and impairment of capitalized internal-use software. We use these non-GAAP financial measures in conjunction with GAAP measures to assess our performance, including in the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

For the fourth quarter of fiscal 2024, we excluded the impairment of capitalized internal-use software, a non-cash operating expense, from our non-GAAP results as it is not reflective of ongoing operating results. This impairment charge related to certain previously capitalized internal-use software that we determined would no longer be placed into service. Prior period non-GAAP financial measures have not been adjusted to reflect this change as we did not incur impairment of capitalized internal-use software in any prior period presented.
Free cash flow: We define free cash flow as cash used in operating activities less additions to property and equipment, which includes capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Please see the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results.

Key Business Metrics
We review a number of operating and financial metrics, including ARR, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define ARR as of a given date as the annualized recurring revenue that we would contractually receive from our customers in the month ending 12 months following such date. Based on historical experience with customers, we assume all contracts will be renewed at the same levels unless we receive notification of non-renewal and are no longer in negotiations prior to the measurement date. For Capella products, ARR in a customer's initial year is calculated as the greater of: (i) initial year contract revenue as described above or (ii) annualized prior 90 days of actual consumption; and ARR for subsequent years is calculated with method (ii). ARR excludes services revenue.

Prior to fiscal 2025, ARR excluded on-demand revenue and, for Capella products in a customer's initial year, ARR was calculated solely on the basis of initial year contract revenue. The reason for these changes is to better reflect ARR where usage rates or timing of purchases may be uneven and to better align with how ARR is used to measure the performance of the business. ARR for prior periods has not been adjusted to reflect this change as it is not material to any period previously presented.

ARR should be viewed independently of revenue, and does not represent our revenue under GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal dates. ARR is not intended to be a replacement for forecasts of revenue. Although we seek to increase ARR as part of our strategy of targeting large enterprise customers, this metric may fluctuate from period to period based on our ability to acquire new customers, expand within our existing customers and consumption dynamics. We believe that ARR is an important indicator of the growth and performance of our business.
We also attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates within the current period. We calculate constant currency growth rates by applying the applicable prior period exchange rates to current period results.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, quotations of management, the section titled “Financial Outlook” above and statements about the expected client demand for and benefits of our offerings, the impact of our recently-released and planned products and services and our market position, strategies and potential market opportunities. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to: our history of net losses and ability to achieve or maintain profitability in the future; our ability to continue to grow on pace with historical rates; our ability to manage our growth effectively; intense competition and our ability to compete effectively; cost-effectively acquiring new customers or obtaining renewals, upgrades or expansions from our existing customers; the market for our products and services being highly competitive and evolving, and our future success depending on the growth and expansion of this market; our ability to innovate in response to changing customer needs, new technologies or other market requirements, including new capabilities, programs and partnerships and their impact on our customers and our business; our limited operating history, which makes it difficult to predict our future results of operations; the significant fluctuation of our future results of operations and ability to meet the expectations of analysts or investors; our significant reliance on revenue from subscriptions, which may decline and, the recognition of a significant portion of revenue from subscriptions over the term of the relevant subscription period, which means downturns or upturns in sales are not immediately reflected in full in our results of operations; and the impact of geopolitical and macroeconomic factors. Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the Securities and Exchange Commission that we may file from time to time, including those more fully described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024 that will be filed with the Securities and Exchange Commission, which should be read in conjunction with this press release and the financial results included herein. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Investor Contact:
Edward Parker
ICR for Couchbase
IR@couchbase.com
Media Contact:
Amber Winans
Bhava Communications for Couchbase
CouchbasePR@couchbase.com

Couchbase, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue:
License	$4,343	$4,577	$16,444	$14,318
Support and other	44,955	39,420	131,185	109,175
Total subscription revenue	49,298	43,997	147,629	123,493
Services	2,330	1,816	6,915	6,455
Total revenue	51,628	45,813	154,544	129,948
Cost of revenue:
Subscription(1)	4,866	3,549	13,278	11,067
Services(1)	1,690	1,562	5,423	5,875
Total cost of revenue	6,556	5,111	18,701	16,942
Gross profit	45,072	40,702	135,843	113,006
Operating expenses:
Research and development(1)	17,486	15,903	52,703	47,578
Sales and marketing(1)	34,196	31,602	108,119	96,503
General and administrative(1)	12,624	10,739	37,843	30,823
Restructuring(1)	—	—	—	46
Total operating expenses	64,306	58,244	198,665	174,950
Loss from operations	(19,234)	(17,542)	(62,822)	(61,944)
Interest expense	(17)	—	(46)	(43)
Other income, net	1,790	1,298	5,062	3,986
Loss before income taxes	(17,461)	(16,244)	(57,806)	(58,001)
Provision for income taxes	691	11	1,236	780
Net loss	$(18,152)	$(16,255)	$(59,042)	$(58,781)
Net loss per share, basic and diluted	$(0.35)	$(0.34)	$(1.16)	$(1.26)
Weighted-average shares used in computing net loss per share, basic and diluted	51,831	47,586	50,821	46,724
_______________________________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cost of revenue—subscription	$318	$130	$885	$559
Cost of revenue—services	104	119	354	413
Research and development	4,497	3,116	12,704	9,498
Sales and marketing	5,242	4,188	16,627	11,461
General and administrative	5,127	4,202	15,501	11,216
Restructuring	—	—	—	1
Total stock-based compensation expense	$15,288	$11,755	$46,071	$33,148

Couchbase, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of October 31, 2024	As of January 31, 2024

Assets
Current assets
Cash and cash equivalents	$33,031	$41,351
Short-term investments	108,908	112,281
Accounts receivable, net	28,514	44,848
Deferred commissions	13,297	15,421
Prepaid expenses and other current assets	10,551	10,385
Total current assets	194,301	224,286
Property and equipment, net	7,000	5,327
Operating lease right-of-use assets	5,497	4,848
Deferred commissions, noncurrent	14,485	11,400
Other assets	1,176	1,891
Total assets	$222,459	$247,752
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,724	$4,865
Accrued compensation and benefits	12,323	18,116
Other accrued expenses	3,981	4,581
Operating lease liabilities	2,150	3,208
Deferred revenue	67,996	81,736
Total current liabilities	91,174	112,506
Operating lease liabilities, noncurrent	3,678	2,078
Deferred revenue, noncurrent	829	2,747
Total liabilities	95,681	117,331
Stockholders’ equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	676,360	621,024
Accumulated other comprehensive income	119	56
Accumulated deficit	(549,701)	(490,659)
Total stockholders’ equity	126,778	130,421
Total liabilities and stockholders’ equity	$222,459	$247,752

Couchbase, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss	$(18,152)	$(16,255)	$(59,042)	$(58,781)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	757	399	1,520	2,034
Stock-based compensation, net of amounts capitalized	15,288	11,755	46,071	33,148
Amortization of deferred commissions	4,375	4,500	12,655	13,742
Non-cash lease expense	863	765	2,393	2,313
Foreign currency transaction losses (gains)	(60)	484	231	649
Other	(456)	(804)	(1,869)	(2,580)
Changes in operating assets and liabilities
Accounts receivable	2,912	1,577	16,207	9,114
Deferred commissions	(5,367)	(4,746)	(13,616)	(13,892)
Prepaid expenses and other assets	(606)	955	(163)	837
Accounts payable	(295)	(10)	(149)	1,735
Accrued compensation and benefits	(1,799)	(1,763)	(5,790)	(3,517)
Other Accrued Expenses	632	(1,126)	(475)	(2,997)
Operating lease liabilities	(876)	(838)	(2,501)	(2,561)
Deferred revenue	(14,111)	(7,636)	(15,658)	313
Net cash used in operating activities	(16,895)	(12,743)	(20,186)	(20,443)
Cash flows from investing activities
Purchases of short-term investments	(37,809)	(26,141)	(75,614)	(90,456)
Maturities of short-term investments	23,000	41,854	81,144	111,974
Additions to property and equipment	(583)	(1,066)	(2,645)	(3,425)
Net cash (used in) provided by investing activities	(15,392)	14,647	2,885	18,093
Cash flows from financing activities
Proceeds from exercise of stock options	1,115	2,703	5,251	7,353
Proceeds from issuance of common stock under ESPP	1,720	1,153	3,515	2,000
Net cash provided by financing activities	2,835	3,856	8,766	9,353
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(124)	(290)	(328)	(542)
Net (decrease) increase in cash, cash equivalents and restricted cash	(29,576)	5,470	(8,863)	6,461
Cash, cash equivalents, and restricted cash at beginning of period	62,607	41,980	41,894	40,989
Cash, cash equivalents, and restricted cash at end of period	$33,031	$47,450	$33,031	$47,450
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$33,031	$46,907	$33,031	$46,907
Restricted cash included in other assets	—	543	—	543
Total cash, cash equivalents and restricted cash	$33,031	$47,450	$33,031	$47,450

Couchbase, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Total revenue	$51,628	$45,813	$154,544	$129,948
Gross profit	$45,072	$40,702	$135,843	$113,006
Add: Stock-based compensation expense	422	249	1,239	972
Add: Employer taxes on employee stock transactions	22	55	120	86
Non-GAAP gross profit	$45,516	$41,006	$137,202	$114,064
Gross margin	87.3%	88.8%	87.9%	87.0%
Non-GAAP gross margin	88.2%	89.5%	88.8%	87.8%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP research and development	$17,486	$15,903	$52,703	$47,578
Less: Stock-based compensation expense	(4,497)	(3,116)	(12,704)	(9,498)
Less: Employer taxes on employee stock transactions	(106)	(199)	(585)	(430)
Non-GAAP research and development	$12,883	$12,588	$39,414	$37,650

GAAP sales and marketing	$34,196	$31,602	$108,119	$96,503
Less: Stock-based compensation expense	(5,242)	(4,188)	(16,627)	(11,461)
Less: Employer taxes on employee stock transactions	(275)	(327)	(1,378)	(777)
Non-GAAP sales and marketing	$28,679	$27,087	$90,114	$84,265

GAAP general and administrative	$12,624	$10,739	$37,843	$30,823
Less: Stock-based compensation expense	(5,127)	(4,202)	(15,501)	(11,216)
Less: Employer taxes on employee stock transactions	(64)	(176)	(391)	(264)
Non-GAAP general and administrative	$7,433	$6,361	$21,951	$19,343

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of GAAP operating loss to non-GAAP operating loss:
Total revenue	$51,628	$45,813	$154,544	$129,948
Loss from operations	$(19,234)	$(17,542)	$(62,822)	$(61,944)
Add: Stock-based compensation expense	15,288	11,755	46,071	33,147
Add: Employer taxes on employee stock transactions	467	757	2,474	1,557
Add: Restructuring(2)	—	—	—	46
Non-GAAP operating loss	$(3,479)	$(5,030)	$(14,277)	$(27,194)
Operating margin	(37)%	(38)%	(41)%	(48)%
Non-GAAP operating margin	(7)%	(11)%	(9)%	(21)%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss	$(18,152)	$(16,255)	$(59,042)	$(58,781)
Add: Stock-based compensation expense	15,288	11,755	46,071	33,147
Add: Employer taxes on employee stock transactions	467	757	2,474	1,557
Add: Restructuring(2)	—	—	—	46
Non-GAAP net loss	$(2,397)	$(3,743)	$(10,497)	$(24,031)
GAAP net loss per share	$(0.35)	$(0.34)	$(1.16)	$(1.26)
Non-GAAP net loss per share	$(0.05)	$(0.08)	$(0.21)	$(0.51)
Weighted average shares outstanding, basic and diluted	51,831	47,586	50,821	46,724
_______________________________
(2)For the nine months ended October 31, 2023, an immaterial amount of stock-based compensation expense related to restructuring charges was included in the restructuring expense line.
The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (in thousands, unaudited):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Net cash used in operating activities	$(16,895)	$(12,743)	$(20,186)	$(20,443)
Less: Additions to property and equipment	(583)	(1,066)	(2,645)	(3,425)
Free cash flow	$(17,478)	$(13,809)	$(22,831)	$(23,868)
Net cash (used in) provided by investing activities	$(15,392)	$14,647	$2,885	$18,093
Net cash provided by financing activities	$2,835	$3,856	$8,766	$9,353

Couchbase, Inc.
Key Business Metrics
(in millions)
(unaudited)

	As of
	Jan. 31,	April 30,	July 31,	Oct. 31,	Jan. 31,	April 30,	July 31,	Oct. 31,
	2023	2023	2023	2023	2024	2024	2024	2024
Annual Recurring Revenue	$163.7	$172.2	$180.7	$188.7	$204.2	$207.7	$214.0	$220.3